ARTICLES OF ASSOCIATION

OF

Oak Real Estate Association

Inland Real Estate Corporation (Midwest REIT), Inland Retail Real Estate Trust, Inc. (Eastern REIT), Inland Western Retail Real Estate Trust, Inc. (Western REIT), and Inland American Real Estate Trust, Inc. (American REIT) (collectively the “Founding Members”) do hereby associate themselves as a voluntary unincorporated association to be known as Oak Real Estate Association (the “Association”) as of the __________ day of __, 2006, and agree as follows:

1.

Formation of Association.

The Founding Members hereby form the Association as a Vermont unincorporated association in accordance with the terms of these Articles of Association.

2.

 Name.

The name of the Association is Oak Real Estate Association.

3.

Purposes of the Association.

The Association is organized and shall be operated to provide support to its Members for risk management and insurance related issues in connection with the operation of Oak Property and Casualty LLC.

4.

Association Members.

(a)  Eligibility.  The Members of the Association shall include the four (4) Founding Members identified above.  The Board of Directors shall be authorized to adopt and amend regulations concerning the eligibility standards of any new Members of the Association.

(b)  Dues.  All Members shall pay annual dues in such amounts that shall be determined from time to time by resolution of the Board of Directors. Dues paid to the Association become the property of the Association and any severable or individual interest of any Members terminates upon such payment.  Renewal dues shall be payable on or before the beginning of the Member’s anniversary month after joining the Association.

(c)  Membership Term.  Membership shall automatically terminate when: (i) a Member’s risks are no longer reinsured by Oak Property and Casualty LLC, (ii) a Member fails to meet eligibility standards or membership obligations established by the Board of Directors, or (c) for other sufficient cause as determined by the Board of Directors.  The Board of Directors shall be authorized to adopt and amend regulations concerning the cancellation of memberships and reinstatement of Members not in good standing.  No Member shall have the right to assign, in whole or in part, its membership interest in the Association.

(d)  Membership Rights.  No Members, other than the Founding Members, shall have voting rights.  Each of the Founding Members shall have one vote on all matters submitted for action by the Members.  Except for the Founding Members, Members shall have no liability for capital assessments.

(e)  Meetings.  The Association shall not be required to hold an annual meeting of the Association’s Members.  Special meetings of the Association’s Members may be called by the President, by the Board of Directors, or by not less than two Founding Members upon thirty (30) days written notice mailed or electronically transmitted to each Member of the Association stating the purpose or purposes of such meeting.  The presence of representatives from each of the Founding Members shall constitute a quorum at any meeting of the Members.  The affirmative vote of three-fourths of the Founding Members shall be required to approve any matter submitted for action by the Members.

5.

Principal Business Office.

The principal business office of the Association shall be located at Aon Insurance Managers (USA) Inc., 76 St. Paul Street, Burlington, Vermont, or at such other location as may hereafter from time to time be determined by the Founding Members.

6.

Registered Agent.

The name and address of the registered agent of the Association for service of process on the Association in the State of Vermont is the Association itself, at its principal business office address as identified above, to the attention of Peter A. Joy.

7.

Powers.

The Association shall have and may exercise all powers, rights and privileges available to an unincorporated association under the laws of Vermont, including but not limited to, the power:

(i) to continue its existence irrespective of the admission and withdrawal or termination of Members;

(ii) to purchase, lease, acquire, hold, improve, dispose of and otherwise deal in and with property of all kinds and any interest therein either in its own name or through a trustee for the use and benefit of its Members;

(iii) to enter into contracts, make investments, borrow money and incur liabilities;

(iv) to provide benefits to its Members consistent with its purposes;

(v) to employ agents and to compensate them for their services;

(vi) to make and alter rules for the regulation of its internal affairs not inconsistent with these Articles of Association; and

(vii) to do everything necessary and convenient for the accomplishment of its purposes and to do other things that are incidental to or connected with such purposes.

8.

Management of the Association.

(a)  Board of Directors.  Management of the Association shall be vested in a Board of Directors.  All management decisions with respect to the Association shall be made by the affirmative vote of three-fourths of the Directors.  The Board of Directors shall consist of four (4) individuals elected by the Founding Members.  Each Director elected by the Founding Members shall serve until his or her earlier resignation, removal or death.

(b) Meetings of the Board of Directors.  Meetings of the Board of Directors may be called by any of the Directors at such time and place as they may designate.  Notice of each Directors’ meeting shall be sent by the President to each Director by mail, facsimile or electronic mail to the address or facsimile number, as the case may be, of each Director in the Association’s records.  Each Director shall have one vote on each matter considered by the Board of Directors.  Meetings may be held by telephone or telecommunications in which all Directors participating may hear each other.  Participating in such a meeting shall constitute presence in person at the meeting.  The Board of Directors shall appoint an acting secretary to take minutes of each Directors’ and Members meeting.

(c) President.  The Board of Directors shall elect a representative of a Founding Member to serve as the President of the Association.  The President shall serve for a term of one year or until his or her earlier resignation, removal or death.  The powers and duties of the President shall be determined by the Board of Directors.  The President, subject to the authority granted by the Board of Directors, has the authority to bind the Association.

(d)  Removal.  Any Director may be removed at any time, with or without cause, by the affirmative vote of three-fourths of the Founding Members.  The Board of Directors may remove the President from office by three-fourths vote of the Directors.

(c)  Vacancies.  Vacancies on the Board of Directors may be filled by the Founding Members.  Vacancies in the office of the President may be filled by the Board of Directors.

9.

Distributions.

The Association is organized as a not-for-profit association.  No Member is entitled to receive any dividend or distribution of the net income of the Association except as otherwise provided in Section 10 of these Articles of Association.

10.

Dissolution.

The Association shall be dissolved and its affairs concluded upon the affirmative vote of three-fourths of the Founding Members taken at a Members’ meeting.  In the event of dissolution, any funds or other assets of the Association shall be prorated and returned to the Members, then of record as Members, in proportion to the amount of dues and capital assessments paid by such Members to the Association.

11.

Limited Liability.

Except as otherwise provided in the Act, the debts, obligations and liabilities of the Association, whether arising in tort, contract or otherwise, shall be the debts, obligations and liabilities solely of the Association, and no Member shall be obligated personally for any such debt, obligation or liability of the Association solely by reason of being a member in the Association.

12.

Indemnification.

To the fullest extent permitted by law, the Association shall indemnify and hold harmless its Directors and President from loss, damage or claims arising out of the discharge of any duty or responsibility of such Directors or the President in their official capacity as such; provided, however, that any act or occurrence or omission was not caused by gross negligence or criminal misconduct.  Any indemnification under this Section 12 shall be provided out of and to the extent of Association assets only, and no Member shall have personal liability on account thereof.

13.

Severability of Provisions.

Each provision of these Articles of Association shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of these Articles of Association that are valid, enforceable and legal.

14.

Amendments.

These Articles of Association may not be amended except by the affirmative vote of three-fourths of the Founding Members at a meeting of the Members or by written agreement of all of the Founding Members.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed these Articles of Association as of the day and year first above written.

INLAND REAL ESTATE CORPORATION. (MIDWEST REIT)

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Authorized Representative

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Title

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Date

INLAND RETAIL REAL ESTATE TRUST, INC. (EASTERN REIT)

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Authorized Representative

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Title

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Date

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. (WESTERN REIT)

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Authorized Representative

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Title

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Date

INLAND AMERICAN REAL ESTATE TRUST, INC. (AMERICAN REIT)

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Authorized Representative

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Title

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Date

B03138-00001\Doc #: 5